UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 17, 2026

HEALTHY EXTRACTS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55572	47-2594704
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

7375 Commercial Way, Suite 125
Henderson, NV 89011
(Address of principal executive offices) (zip code)

(702) 463-1004
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

On July 17, 2026, we entered into a Securities Purchase Agreement whereby we issued a Promissory Note in the principal amount of $258,750 to LABRYS FUND II, L.P., a Delaware limited partnership (the “Holder”). The Note has an original issue discount of $33,750, a maturity date of one year, and bears interest at the rate of ten percent (10%) per annum (which is earned in full in advance). We received a net amount of $225,000, minus expenses, upon issuance of the Note. The Note may not be prepaid without the Holder’s consent. The Note is convertible after 180 days at a conversion price of the lesser of (i) $2.00 per share, or (ii) 75% of the lowest closing bid price of our common stock during the fifteen (15) trading days immediately preceding the conversion date. We are further required to make monthly amortization payments of principal and interest in the amount of $36,964.28 beginning January 18, 2027 and continuing for six (6) months thereafter, unless some or all of the Note has been converted into our common stock.

Section 3 – Securities and Trading Markets

Item 3.02Unregistered Sale of Equity Securities.

The disclosure in Item 1.01 above regarding the issuance of securities in the exchange is incorporated herein by reference.

The Note and the shares of common stock issued upon conversion of the Note sold pursuant to the Securities Purchase Agreement were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and has acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

Section 9 – Financial Statements and Exhibits.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

10.1	Securities Purchase Agreement dated July 17, 2026

10.2	Promissory Note dated July 17, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthy Extracts Inc.

Dated: July 23, 2026	/s/ Donald Swanson
By:Donald Swanson
Its:Chief Executive Officer